Exhibit 4(r)

English Summary

Equity Purchase Agreement

This Equity Purchase Agreement (hereinafter referred to as the “Agreement”) is entered into on 13 January 2012 by and between:

The Buyer: Advanced Semiconductor Engineering Inc. (hereinafter referred to as “ASE”), a corporation incorporated in accordance with the laws of the Republic of China with a registered address at No.26, Jing 3rd Road, Nanzi Export Processing Zone, Kaohsiung City, Taiwan.

And

The Seller: Shareholders of Yang Ting Tech Co., Ltd. (hereinafter referred to as “ Yang Ting”), with their names, addresses, company tax codes/ROC Citizen Identify Card numbers and the number of shares held listed in Schedule I.

WHEREAS the Buyer desires to purchase from the Seller, and the Seller is willing to sell to the Buyer all of the shares it holds in Yang Ting (hereinafter referred to as the “Transaction”), the Buyer and the Seller of the Agreement hereby agree to enter into and abide by the following terms and conditions:

1.	The Subject Matter of the Transaction

The Seller agrees to sell all of the 12,831,757 common shares it holds in Yang Ting (hereinafter referred to as the “Shares to be Sold”), which are at a par value of NT$10 and represent approximately 61.63% of the total shares issued by Yang Ting.

2.	The Transaction Price

2.1.
Under the premise that the number of outstanding common stocks issued by Yang Ting is 20,820,000 (the par value of each share is NT$ 10), the Buyer agrees to purchase from the Seller, at a price of NT$14.41 per share, a total of 12,831,757 of the Shares to be Sold, being common stocks issued by Yang Ting (The total transaction price is NT$184,905,619. The net amount to be paid by the Buyer is NT$184,350,902 after deducting the Securities Transaction Tax of NT$554,717 to be paid by the Seller.).

2.2.
The transaction price referred to in Article 2.1 above is calculated by the Buyer based on Appendix 2 which is the unaudited balance sheet of Yang Ting as at September 30, 2011 provided by the Seller (hereinafter referred to as “The Latest Unaudited Balance Sheet of Yang Ting”), and determined on the basis that The Latest Unaudited Balance Sheet of Yang Ting demonstrates that the net value (i.e. total value of shareholders) is NT$282,612,375. Within three months from the date of closing, the Buyer may commission a certified accountant to audit the assets and liabilities of Yang Ting as of the date of closing. In the event that the audit report demonstrates the net value of Yang Ting as of the date of closing is lower than NT$282,612,375, the Seller shall be liable, jointly and severally with the Other Yang Ting Shareholders defined in Article 4.1 of the Agreement, for the repayment to the Buyer on the difference, except that the decrease is reasonable and agreed by the Buyer.

4.	Condition Precedents for the Closing

4.1
To complete the Transaction, the Buyer and the Seller are required to fulfill the following condition precedents for closing either before or on the closing date, unless the Buyer or the Seller has renounced the fulfillment of such condition percent:

(a)	The Shares to be Sold acquired by the Buyer on the closing date represent more than 61.63% of the shares already issued by Yang Ting.

(b)	The Shares to be Sold are free from any pledge, or any other rights/encumbrances/restrictions, and are free from collateral in any form for the performance of any indebtedness.

(c)
The Buyer has executed an equity purchase agreement (Appendix 4) collaboratively with other Yang Ting shareholders except the Seller (hereinafter generally referred to as “Other Yang Ting Shareholders”) under which the Buyer and the Seller agreed that the Buyer shall purchase the shares of Yang Ting from the Other Yang Ting Shareholders, and the shares acquired by the Buyer from Other Yang Ting Shareholders on the date of closing represent 38.37% of the shares already issued by Yang Ting.

(d)
From the date of executing the Agreement to the closing date, Yang Ting has not encountered any incidents which have material adverse effect on its business or financial status (including, but not limited to litigations or violation of laws).

(e)
From the date of executing the Agreement to the closing date, the Buyer and the Seller have observed and fulfilled the commitments, obligations and terms and conditions contained in the Agreement. All the representations and warranties made therein are true and correct.

(f)	There are no pending lawsuits, provisional remedies, administrative procedures or disputes which may sufficiently restrict or prohibit the Transaction.

(g)	The Buyer or the person appointed by the Buyer to purchase the Shares to be Sold has obtained the license, permission or approval for the Transaction from the relevant competent authorities.

4.2
From the date the Agreement is executed, the Seller shall make reasonable efforts to enable the completion of the Transaction, including, but not limited to, assisting the Buyer or the person appointed by the Buyer to obtain all approvals required for the Transaction from the competent authority.

6.	Termination of the Agreement

6.1	The Agreement may be terminated by written agreement of the Buyer and the Seller.

6.2
In the event that either of the Buyer and the Seller (hereinafter referred to as “the Defaulting Party”) violates any of the terms and conditions stipulated in the Agreement and fails to improve the situation to the satisfaction of the other Party (hereinafter referred as “the Non-defaulting Party”) within 30 days after receiving written notice from the Non-defaulting Party, the Non-defaulting Party may claim compensation from the Defaulting Party and declare to terminate this Agreement.

6.3
In the event that, prior to the closing, either of the Buyer and the Seller becomes incapable or insolvent, is dissolved or liquidated, has filed for bankruptcy or has been declared bankrupt, the other party may terminate the Agreement in writing.

9.1	Governing Law

The Agreement shall be governed by the laws of the Republic of China.

Signature Pages

The Buyer:

Advanced Semiconductor Engineering Inc. (company’s seal affixed)

Representative: Qiansheng Zhang (personal seal affixed)

The Seller:

Name of the company: Yang Ting Tech Co., Ltd (company’s seal affixed)

Representative: chairman of the board, Zhenjing Su (personal seal affixed)

Company tax code: 27432712

Name of natural person:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Yaping Huang
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Shiting Chen
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Peiling Lo (represented by Yunzheng Lo)

Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Peiqi Lin
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Shizheng Lin
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Meixuan Lee
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Junhong Lin
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Jingyi Chen
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Zhenjing Su
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Weihong Lin
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Yuzheng Lo
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Boquan Wu
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Xuanshun Wang (represented by Yunzheng Lo)
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Yizhen Lin (represented by Shizheng Lin)
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Junyan Lin
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Baozhu Zhang (represented by Yunzheng Lo)
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Jiahui Chen
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Weishan Lin
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Jianda Lin
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Qianjun Lin
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Jianyi Lin
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Shishi Lin (represented by Shizheng Lin )
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Banguang Su (represented by Shizheng Lin )
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Binghui Chen
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Anding Lin
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Lijuan Huang
Title:

ROC Citizen Identity Card Number:

The Seller:

(Signature)

Name: Youjun Lin (represented by Shizheng Lin)
Title:

ROC Citizen Identity Card Number: